UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 13, 2020

AutoZone, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	1-10714	62-1482048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 South Front Street, Memphis, Tennessee 38103
(Address of Principal Executive Offices) (Zip Code)

(901) 495-6500

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AZO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2020, the Board of Directors of AutoZone, Inc. (the “Company”) appointed Jamere Jackson as Executive Vice President and Chief Financial Officer-Elect, effective upon his commencement of employment, and Executive Vice President and Chief Financial Officer, Finance and Store Development, Customer Satisfaction, effective January 1, 2021.

Mr. Jackson, age 51, served as Executive Vice President and Chief Financial Officer of Hertz Global Holdings, Inc., a worldwide vehicle rental company, since 2018. From 2014 to 2018, Mr. Jackson served as Chief Financial Officer of Nielsen Holdings plc, an information, data and measurement company. Prior to 2014, Mr. Jackson held a variety of leadership roles at General Electric Company, including Vice President and Chief Financial Officer of a division of General Electric Oil and Gas. Mr. Jackson has served on the board of directors for Hibbett Sports, Inc, since May 2020, where he serves on the Audit Committee, and Eli Lilly & Co, since October 2016, where he serves on the audit and finance committees.

Concurrent with his appointment, the Compensation Committee of the Board of Directors approved the offer letter extended by the Company to Mr. Jackson (“Offer Letter”) providing for an annual base salary of $700,000, an annual bonus target equal to 75% of his base salary and a one-time cash signing bonus of $1,200,000 (subject to repayment in full if Mr. Jackson voluntarily terminates his employment or his employment is terminated for cause prior to the second anniversary of the payout date). Upon commencement of employment or shortly thereafter, Mr. Jackson will receive a one-time sign-on award consisting of 2,962 non-qualified stock options vesting ratably over four years, as well as a long-term incentive award for fiscal year 2021 consisting of non-qualified stock options with an estimated grant date fair value of $2,280,000. Mr. Jackson will also be eligible for other benefits and perquisites on terms substantially similar to those that apply for other executive officers of the Company, including executive relocation benefits, enhanced severance benefits in the form of salary continuation for 12-24 months, participation in the executive physical program and the Company’s health, welfare and other benefit plans and participation in the Company’s 401(k) plan, Executive Deferred Compensation Plan and stock purchase plans.

There are no arrangements or understandings between Mr. Jackson and any other person pursuant to which Mr. Jackson was selected as an officer, there are no family relationships between Mr. Jackson and any director or other officer of the Company, and there are no transactions in which the Company is a party and in which Mr. Jackson has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

The foregoing is a brief description of the material terms of the Offer Letter, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Offer letter dated August 5, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2020

AUTOZONE, INC.

By:	/s/ Kristen C. Wright
Name:	Kristen C. Wright
Title:	Senior Vice President, General Counsel and Secretary